UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — November 6, 2008

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

NUCRYST Pharmaceuticals Corp.
50 Audubon Road
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 224-1444
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.
On November 6, 2008, NUCRYST Pharmaceuticals Corp. (the “Company”) issued a press release announcing its financial results for the three and nine month periods ended September 30, 2008. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01     Other Events
On November 6, 2008 the Company announced that having consolidated its U.S. research and development activities into its Canadian operation, it will relocate its corporate headquarters from Wakefield, Massachusetts to a smaller facility in Princeton, New Jersey in the fourth quarter of 2008. The decision to close the 23,500 sq. ft. facility in Wakefield and relocate to the 5,300 sq. ft. facility in Princeton is consistent with management’s ongoing focus to reduce its overall cost structure.
The information set forth in Item 2.02 in this Current Report on Form 8-K, and the exhibit attached hereto, is being furnished to the United States Securities and Exchange Commission (the “SEC”) and shall not be deemed “filed” for any purpose, nor shall such information or such exhibit be deemed incorporated by reference in any filing with the SEC made by the Company under the Securities Exchange Act of 1934, or the Securities Act of 1933, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly set forth by specific reference to this filing.
Item 9.01     Financial Statements and Exhibits
(d)  Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated November 6, 2008, titled “NUCRYST Announces Third Quarter 2008 Financial Results; Streamlines operations by relocating corporate headquarters to Princeton, NJ.”
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

Dated:  November 6, 2008